CERTIFICATE OF APPROVAL

FOR ESTABLISHMENT OF ENTERPRISES WITH INVESTMENT OF TAIWAN, HONGKONG, MACAO AND OVERSEAS CHINESE IN THE PEOPLE'S REPUBLIC OF CHINA

APPROVAL NUMBER: Commerce Foreign Investment, Jing Zi Zi [2007]No. 17233

CODE FOR IMPORT AND

EXPORT ENTERPRISES 110066625164X

DATE OF APPROVAL 4th Sep, 2007

DATE OF ISSUE: 22nd Oct, 2007

(Seal of the People's Government of Beijing Municipality)

CERTIFICATE NUMBER: 1100034285

Name of Enterprise	Chinese	智保达通（北京）科技有限公司	
	English	ZBDT (Beijing) Technology Co., Ltd.	
Address	Room 210, No. 25 Office Building, No.15 East An Ning Zhuang Road, Qinghe, Haidian District, Beijing		
Type of Business	Foreign-Funded Enterprise	Duration of Operation	Thirty years
Total Investment	One hundred and fifty thousands U.S. Dollars		
Registered Capital	One hundred and fifth thousands U.S. Dollars		
Business Scope	Research and development of computer and network software, development of e-commerce information technology; provision of technical service, technical consulting, trainings on computer technology, technology transfer; design and production of 2D design; sales of self-developed products.		

Name of Investors in Chinese and English	Place of Registration	Capital Contribution
Rise and Grow Limited.	Hong Kong	USD 150,000

№ 0256559

中华人民共和国台港澳侨投资企业

批准证书

CERTIFICATE OF APPROVAL

FOR ESTABLISHMENT OF ENTERPRISES WITH INVESTMENT OF TAIWAN, HONGKONG, MACAO AND OVERSEAS CHINESE IN THE PEOPLE'S REPUBLIC OF CHINA

批准号 APPROVAL NUMBER	商外资 京资 字[2007] 17233 号
进出口企业代码 CODE FOR IMPORT AND EXPORT ENTERPRISE	11006625164X
批准日期 DATE OF APPROVAL	二00七 年 月 日 YEAR / MONTH / DAY
发证日期 DATE OF ISSUE	二00七 年 月 日 YEAR / MONTH / DAY
发证序号	1100034285

北京市人民政府

企业名称 NAME OF ENTERPRISE	中文 CHINESE	智保达通（北京）科技有限公司	
	英文 ENGLISH		
企业地址 ADDRESS	北京市海淀区清河安宁庄东路15号25号办公楼210室		
企业类型 TYPE OF BUSINESS	外资企业	经营年限 DURATION OF OPERATION	叁拾年
投资总额 TOTAL INVESTMENT	拾伍万美元		
注册资本 REGISTERED CAPITAL	拾伍万美元		
经营范围 BUSINESS SCOPE	研究、开发计算机及网络软件、电子商务信息技术；提供技术服务、技术咨询、技术培训、技术转让；图文设计、制作；销售自行开发的产品。		

投资者名称（中、英文） NAME OF INVESTORS (IN CHINESE AND ENGLISH)	注册地 PLACE OF REGISTRATION	出资额 CAPITAL CONTRIBUTION
升升有限公司	香港	出资15万美元